GREENBERG
                          A T T 0 R N E Y S  A T  L A W
                                     TRAURIG

Robert S. Kant                     March 10, 2000                E-Mail:
(602) 263-26o6                                               KantR@GTLaw.com




First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

               Re: First Investors Multi-State Insured Tax Free Fund

Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                                Sincerely,

                                                /s/ Robert S. Kant

                                                Robert S. Kant
                                                For the Firm